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                                                                   Exhibit 10.25


                          FastWeb CollegeLink Agreement


This Agreement ("Agreement") is made as of November 22, 1999 between FastWeb.com LLC, a Delaware Limited Liability Company ("FastWeb"), with a mailing address at 9933 Woods Drive, 5th floor, Skokie, IL 60077, Attention: Tom Lubin and Mark Rothschild and CollegeLink.com, a Delaware corporation, with a mailing address at 55 Hammarlund Way, Tech II, Middleton, RI 02842, Attention: Pat O'Brien ("CollegeLink").

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. FastWeb will transmit approximately [Redacted Text] e-mails cumulatively to FastWeb's entire database of permission-based, opt-in high school seniors on or around November 23, 1999 (approximately [Redacted Text] e-mails), on or around December 10, 1999 (approximately [Redacted Text] e-mails) and to all new permission-based, opt-in high school seniors on or around January 10, 2000 (approximately [Redacted Text] e-mails). The messages will exclusively promote the Electronic College Applications powered by CollegeLink. FastWeb will assist CollegeLink in writing these messages.

2. FastWeb will feature Student Success, Inc and the Electronic Application Service powered by CollegeLink in the FastWeb Parent Newsletter on or around November 23, 1999 (approximately [Redacted Text] e-mails) and on or around December 15, 1999 (approximately [Redacted Text] e-mails). Copy will be mutually approved.

3. During the term of the Agreement (beginning as promptly as feasible), FastWeb will (i) feature Electronic College Applications powered by CollegeLink as the exclusive provider of such services on FastWeb (ii) mention the Electronic Application Service powered by CollegeLink on every college directory page for every school in the directory, and
         (iii) provide a link on FastWeb's gateway page to a category called "College Selection and Applications". Students who click on any link to "College Applications" or "Electronic Applications powered by CollegeLink" will be sent to a page on CollegeLink in which the frame set will reside on FastWeb and the content within the frame will be resident on CollegeLink.

4. During the term of the Agreement, FastWeb will send a "Welcome to FastWeb" e-mail to each new FastWeb member who is a high school senior promptly upon registration, which message will include a promotion specifically highlighting the availability of the Electronic Application Service powered by CollegeLink.

5. During the term of this Agreement, FastWeb's "Scholarship Message Center" will contain a message for high school seniors promoting the Electronic Application Service powered by CollegeLink.



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6.       During the term of this Agreement, all FastWeb's "Award Notices" sent to high school seniors announcing newly added awards will promote the Electronic Application Service powered by CollegeLink.

7. During the term of this Agreement, FastWeb will promote the Electronic Application Service powered by CollegeLink in one issue of FastWeb's electronic Educator Newsletter prior to January 10, 2000, and in paper version, prior to April 15, 2000. Copy will be mutually approved.

8. During the term of this Agreement, CollegeLink will prominently promote FastWeb as its exclusive scholarship provider.

9. FastWeb will be entitled to a [Redacted Text] revenue share on all revenue generated in excess of [Redacted Text] from FastWeb users who use the CollegeLink service as part of this arrangement. FastWeb will not be entitled to any revenue from the [Redacted Text] in sales between the date of this Agreement and April 15, 2000.

10. In addition to the revenue share, CollegeLink will pay FastWeb a flat fee of [Redacted Text] half of which will be paid within 24 hours of the execution of this Agreement and the remaining half which will be paid no later than February 1, 2000. CollegeLink shall have the option to purchase a third email to the original group emailed on November 23, 1999 at a rate of [Redacted Text] prior to April 15, 2000.

11. The term of this Agreement commences on the date hereof and terminates on April 15, 2000.

12. This Agreement contains the complete agreement between the parties concerning this subject matter and supersedes all prior communications and understandings. This Agreement is binding upon and inures to the benefit of the parties hereto, and their respective successors and assigns. Each party hereby represents to the other that the execution and delivery of this Agreement has been approved by appropriate action on the behalf of such party and that this Agreement is the valid and legally binding obligation of such party, enforceable in accordance with its terms. Each party shall indemnify the other for all losses, costs and expenses (including reasonable attorney's fees) arising out of the breach of any representations, warranties and/or covenants contained in this Agreement. If any provision of this Agreement is held to be unenforceable all other terms shall continue in full force and effect and shall be construed as if such provision or portion thereof had not been part of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to conflict of laws principles.

13. Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of a partnership or joint venture between FastWeb and CollegeLink.

14. To facilitate execution of this Agreement, this Agreement may be executed in one or more counterparts, with each counterpart being deemed to be an original, but with all counterparts together constituting one and the same Agreement. For purposes of this Agreement, signature by facsimile shall be deemed to be an original signature.



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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FastWeb.com LLC                         CollegeLink.Com


By: /s/ Mark Rothschild                 By: /s/ Thomas J. Burgess
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Its: Sr. Vice President                 Its: President
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